Exhibit 99(j).(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Virtus Managed Account Completion Shares (MACS) Trust of our report dated December 20, 2024, relating to the financial statement of Virtus Newfleet ABS MACS, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Glossary” and “Non-Public Portfolio Holdings Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 26, 2024